FIRST AMENDMENT TO LOAN AGREEMENT
(Maryland Acquisition Loan)

BETWEEN

OHI ASSET III (PA) TRUST, as Lender

and

BEL PRE LEASING CO., LLC
RIDGE (MD) LEASING CO, LLC
MARLBORO LEASING CO., LLC
FAYETTE LEASING CO., LLC
LIBERTY LEASING CO., LLC
HOWARD LEASING CO., LLC
PALL MALL LEASING CO., LLC
WASHINGTON (MD) LEASING CO., LLC
MARYLAND NH ASSET, LLC
as Borrowers

and

OMG RE HOLDINGS, LLC
 OMG RE LEASING CO., LLC
OMG ASSET OWNERSHIP, LLC
HEALTH CARE FACILITY MANAGEMENT, LLC
RESIDENT CARE CONSULTING, LLC
as Parent Guarantors

Dated:    March 15, 2009

FIRST AMENDMENT TO LOAN AGREEMENT
(Maryland Acquisition Loan)

This First Amendment to Loan Agreement (“Agreement”) is dated as of March 15,2009, and is by and among OHI ASSET III (PA) TRUST, a Maryland business trust (“Lender”), and BEL PRE LEASING CO., LLC, an Ohio limited liability company, RIDGE (MD) LEASING CO., LLC, an Ohio limited liability company, MARLBORO LEASING CO., LLC, an Ohio limited liability company, FAYETTE LEASING CO., LLC, an Ohio limited liability company, LIBERTY LEASING CO., LLC, an Ohio limited liability company, HOWARD LEASING CO., LLC, an Ohio limited liability company, PALL MALL LEASING CO., LLC, an Ohio limited liability company, WASHINGTON (MD) LEASING CO., LLC, an Ohio limited liability company, and MARYLAND NH ASSET, LLC, an Ohio limited liability company (each a “Borrower”, and collectively, as the “Borrowers”) and OMG RE HOLDINGS, LLC, an Ohio limited liability company (“RE Holdings”), OMG RE LEASING CO, LLC, an Ohio limited liability company (“RE Leasing”), and OMG ASSET OWNERSHIP, LLC, an Ohio limited liability company (“AO”), HEALTH CARE FACILITY MANAGEMENT, LLC, an Ohio limited liability company (“HCFM”), and RESIDENT CARE CONSULTING, LLC, an Ohio limited liability company (“RCC”, and together with RE Holdings, RE Leasing, AO, and HCFM each a “Parent Guarantor” and collectively, the “Parent Guarantors”).

                                                RECITALS:

A. Borrowers and Parent Guarantors have executed and delivered to Lender a Loan Agreement dated April 18, 2008 (the “Existing Loan Agreement”) pursuant to which Lender has made a loan (the “Loan”) to Borrowers.   The Loan is evidenced by the Note and secured by the Loan Documents (as defined below).

B. Pursuant to 2.9 of the Existing Loan Agreement, on the Loan Closing Date, Borrowers and Lender escrowed the Northwest Funds in contemplation of the acquisition of the Northwest Facility at a later date.

C. Borrowers have determined that they will not be acquiring the Northwest Facility and, as a result, Borrowers are entitled to the release from escrow of the Northwest Funds and the Northwest Allocation Funds.

D. Pursuant to Section 2.9 of the Existing Loan Agreement, upon release to Borrowers of the Northwest Funds and the Northwest Allocation Funds, Borrowers were obligated to repay such funds to Lender.

E. Borrowers and Lender have agreed to (i) the repayment of the Northwest Funds to Lender, and (ii) the addition of the Northwest Allocation Funds to the Escrowed Capex Funds to be held and disbursed pursuant to Section 2.8 of the Existing Loan Agreement.

F. Lender and the Borrowers desire to amend the Existing Loan Agreement as set forth in this Amendment.

NOW THEREFORE, the parties agree as follows:

1. Definitions.

(a)           Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Existing Loan Agreement.

(b)           The following definitions defined in §2.1 of the Existing Loan Agreement are hereby amended in their entirety as follows:

Facility or Facilities:  The skilled nursing facilities referred to below, each of which is located on a parcel of real property described in Deeds of Trust:

Facility	Owner	Operator
Bel Pre Health & Rehabilitation Center 2601 Bel Pre Road Silver Spring MD 20906	Maryland NH Asset, LLC	Bel Pre Leasing Co., LLC
Ellicott City Health & Rehabilitation Center 3000 N. Ridge Road Ellicott City MD 21043	Maryland NH Asset, LLC	Ridge (MD) Leasing Co., LLC
Forestville Health & Rehabilitation Center 7420 Marlboro Pike Forestville MD 20747	Maryland NH Asset, LLC	Marlboro Leasing Co., LLC
Franklin Square Health & Rehabilitation Center 1217 W. Fayette Street Baltimore MD 21223	Maryland NH Asset, LLC	Fayette Leasing Co., LLC
Liberty Heights Health & Rehabilitation Center 4017 Liberty Heights Avenue Baltimore MD 21207	Maryland NH Asset, LLC	Liberty Leasing Co., LLC
Marley Neck Health & Rehabilitation Center 7575 E. Howard Road Glen Burnie MD 21060	Maryland NH Asset, LLC	Howard Leasing Co., LLC
South River Health & Rehabilitation Center 144 Washington Road Edgewater MD 21037	Maryland NH Asset, LLC	Washington (MD) Leasing Co., LLC

2. Section 2.8.  Section 2.8 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

2.8           Escrowed Capital Improvements Funds.   As of the date of this Amendment, Lender and Borrowers have escrowed with the Title Company a portion of the Loan equal to Three Million Seven Hundred Seventy Five Thousand Dollars ($3,775,000) (the “Escrowed Capex Funds”) pursuant to an escrow agreement in form and substance acceptable to Borrowers and Lender.   Borrowers shall propose the specific Escrow Improvements for Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  After receipt of approval as to any specific Escrowed Improvement, the Borrowers shall promptly undertake, and complete each such Escrowed Improvement on or before December 31, 2009; provided, however, that with respect to Scheduled Improvements to the Bel Pre Health & Rehabilitation Center and Marley Neck Health & Rehabilitation Center to be funded from the $1,400,000 added to the Escrowed Capex Funds on December 2, 2008, such Scheduled Improvement shall be completed on or before December 31, 2010.   Upon written certification from Borrowers to Lender that an Scheduled Improvement has been completed, in whole or in part, and upon compliance with the procedures set forth below, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, Borrowers may withdraw an amount of Escrowed Capex Funds equal to the amount set forth on Schedule 2.8 for such Scheduled Improvement.  Any amounts so paid to Borrowers by Lender shall be used first to pay the costs of the Scheduled Improvements.  To the extent the actual cost of a Scheduled Improvement exceeds the amount set forth on Schedule 2.8 for such Scheduled Improvement, then Borrowers shall pay such cost themselves.

(a)           Borrowers may not request disbursement of the Escrowed Capex Funds more than once per month;

(b)           With each request for disbursement, Borrowers shall deliver a certification from an officer of Borrowers that no Event of Default or Unmatured Event of Default exists;

(c)           The Scheduled Improvements shall be done pursuant to plans and specifications and a cost statement approved by Lender;

(d)           After the first disbursement to Borrowers, sworn statements and lien waivers in an amount at least equal to the amount of funds previously paid to Borrowers (or lien subordination agreements pursuant to Maryland law) or such other adequate evidence of payment shall be delivered to Lender and the Title Company from all contractors, subcontractors and material suppliers covering all labor and materials invoiced prior to the date of the previous disbursement;

(e)           Borrowers shall deliver to Lender such other evidence as Lender reasonably may request, from time to time during the course of the work on the Scheduled Improvements, of compliance with the approved plans and specifications, of the cost of work and of the total amount needed to complete the Scheduled Improvements, and showing that there are no liens against the Facilities arising in connection with the work with respect to which the cost statement delivered to, and approved by, Lender does not provide for their payment; and

(f)           At the election of Lender, the funds may be disbursed by the Title Company to Borrowers or to the persons entitled to receive payment thereof from Borrowers.

3. Section 2.9.  Section 2.9 is hereby amended and restated in its entirety as follows:

2.9           Northwest.

(a)           Escrow of Northwest Funds.  On the Loan Closing Date, Lender escrowed a portion of the Loan equal to Four Million Nine Hundred Thousand Dollars ($4,900,000) plus certain closing costs (the “Northwest Funds”) with the Title Company pursuant to the terms of the Northwest Escrow Agreement.   Notwithstanding anything in this Agreement or the Note to the contrary, Borrowers shall not pay interest on the Northwest Funds until the earlier of (i) the release of the Northwest Funds to Sellers (as defined in the Northwest Escrow Agreement) or (ii) the date that is ninety (90) days after the Loan Closing Date; provided, however, that all interest earned on the Northwest Funds shall be paid over to Lender during such ninety (90) period.   On December 2, 2008, Lender received from the Title Company the sum of $49,056.22 as interest on the Northwest Funds.  Lender and Borrowers agree to allocate the interest on the Northwest Funds as follows: $19,628.02 to Lender and $29,878.20 to Borrowers.  As such, concurrently with the date of this Amendment, Lender shall pay over by wire transfer of immediate funds to Borrowers the sum of $29,878.20.

(b)           Repayment of Northwest Funds.  As of the date of this Amendment, (i) Owner determined it would not acquire the Northwest Facility, (ii) Borrowers have caused the Northwest Funds to be paid directly to Lender, (iii) the Northwest Funds have been applied by Lender to the outstanding principal balance of the Loan, and (iv) Lender has not charged Borrowers with a Prepayment Premium in connection with such payment.

(c)           Northwest Allocation Funds.  Borrowers and Lender originally contemplated that, if the Northwest Facility were not acquired, that the difference between $1,449,518 less that portion of the Northwest Allocation Funds actually received by Lender would be reallocated among the remaining Facilities in proportion to the number of licensed beds at each remaining Facility bears to the total number of licensed beds at all Facilities, which reallocation would also have increased the Third Year Release Payment and the Seventh Year Release Payment in the amount reallocated to such Facilities.  However, instead of such repayment and reallocation, Borrowers and Lenders have agreed to contribute the Northwest Allocation Funds in the amount of $1,400,000 to the Escrowed Capex Funds as set forth in Section 2 of this Amendment.

4. Section 3.4.  Section 3.4 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

3.3          Release of Certain Facilities during First Three Years.

(a) On or before the third anniversary of the Closing, provided that (i) no Event of Default has occurred and is continuing under the Loan Documents, (ii) no Unmatured Event of Default has occurred and is continuing, and (iii) Borrowers are selling the Facility or Facilities to an unrelated third party, upon the payment to Lender of the applicable release payment set forth below (each a “Three Years Release Payment”), Lender would agree to release the applicable Facility listed below (each a “Three Years Facility”) from the lien of the Loan Documents.  No Prepayment Premium would be payable in connection with such prepayment and release.  The initial release prices (to be increased by any reallocations as discussed below or any funded capex under Section 2.8) are:

Facility Name	Initial Release Payment
Liberty Heights Health & Rehabilitation Center 4017 Liberty Heights Avenue Baltimore MD 21207	$7,870,070.28
Franklin Square Health & Rehabilitation Center 1217 W. Fayette Street Baltimore MD 21223	$10,689,070.16

Each Third Year Release Payment will increase 2.5% per year (compounding) on each anniversary of the Closing and pursuant to subparagraph (b) below.

(b) If, after exercising reasonable efforts to sell any Three Years Facility, Borrowers are unable to find a buyer willing to pay an amount sufficient to satisfy the applicable Three Years Release Payment, then Lender will accept as a Three Years Release Payment a lower release payment provided that: (i) the release payment is no less than 50% of the otherwise applicable Third Year Release Payment, and (ii) after giving effect to the sale of the Facility and the pay down of the Loan, the Borrowers remain in compliance with the Cash Flow Coverage Ratio and Combined Cash Flow Coverage Ratio required as of the date of the payment.   The difference between the actual release payment and the Three Years Release Payment shall be reallocated among the remaining Facilities in proportion to the number of licensed beds at each remaining Facility bears to the total number of licensed beds at all Facilities, which reallocation shall also increase the Third Year Release Payment under this Section and the Seventh Year Release Payment under Section 3.4 in the amount reallocated to such Facilities.

(c) Borrowers must sell the Facilities to unrelated third parties in order for the Facilities to be released from the lien of the Loan Documents pursuant to this Section.

(d) Upon payment of the applicable Third Year Release Payment, the amount of the Security Deposit required under this Agreement and the Master Lease will be reduced by an amount equal to (i) the amount of the applicable Third Year Release Payment actually paid to Lender multiplied by (ii) the Interest Rate divided by (iii) four (4).

(e) Upon payment of the applicable Third Year Release Payment, Lender shall release the applicable Facility from the Option to Purchase.

5. Section 3.4.  Section 3.4 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

3.4          Release of Certain Facilities after Seven Years.

(a) During the one year period commencing on the seventh anniversary of the Closing, provided that (i) no Event of Default has occurred and is continuing under the loan documents, (ii) no Unmatured Event of Default has occurred and is continuing, (iii) the prepayment is made concurrently with respect to all such Facilities (to the extent they have not previously been released as provided for in Section 3.3), and (iv) the Lessee Purchase Option is closed concurrently, upon the payment to Seller of $41,402,379.96 (as such amount may be increased or reduced pursuant to Sections 3.3(b) and 3.4(b), the “Seventh Year Release Payment”), Seller will release the Facilities listed below from the lien of the Loan Documents.  No Prepayment Premium would be payable in connection with such prepayment and release.  Borrowers would not be obligated to sell the Facilities in connection with such prepayment and release.  The Facilities covered by this Section are as follows:

Bel Pre Health & Rehabilitation Center 2601 Bel Pre Road Silver Spring MD 20906
Liberty Heights Health & Rehabilitation Center 4017 Liberty Heights Avenue Baltimore MD 21207
Marley Neck Health & Rehabilitation Center 7575 E. Howard Road Glen Burnie MD 21060
Franklin Square Health & Rehabilitation Center 1217 W. Fayette Street Baltimore MD 21223

(b) The Seventh Year Release Payment will be reduced by the amount any Third Year Release Payment paid in connection with any of the Seventh Year Facilities which are also Third Year Facilities.

(c) If Borrowers do not sell or otherwise transfer the Facilities to third parties, but instead continue to own and operate them, then upon payment of the Seventh Year Release Payment and release of the Seventh Year Facilities from the lien of the Loan Documents, the ownership of the applicable Borrowers which own or operate such Facilities shall be transferred such that HCREH and the Parent Guarantors no longer own or control such Borrowers.  Upon such transfer, Lender will release such Borrowers from their obligations arising under the Loan Document and their guaranty of the Master Lease and the City View Loan.

(d) Upon payment of the Seventh Year Release Payment, the amount of the Security Deposit required under this Agreement and the Master Lease will be reduced by an amount equal to (i) the amount of the Seventh Year Release Payment actually paid to Lender multiplied by (ii) the Interest Rate divided by (iii) four (4).

(e) Upon payment of the Seventh Year Release Payment, Lender shall release the Facilities covered by this Section from the Option to Purchase.

6. Representations and Warranties.

(a) Each of Borrower and Parent Guarantor hereby confirms and makes all of the representations and warranties set forth in the Loan Agreement and other Loan Documents with respect to such Borrower or Parent Guarantor, this Amendment and the Loan Documents as of the date hereof and confirms that they are true and correct in all material respects.

(b) Each of Borrower and Parent Guarantor hereby represents and warrants as of the date of this Amendment as follows:  (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Amendment and the Loan Documents, as applicable, are within its powers, have been duly authorized, and do not contravene (A) its articles of organization, operating agreement, or other organizational documents, or (B) any applicable law; (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person (except for those that have already been obtained), is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the Loan Documents, as applicable, by or against it; (iv) this Amendment and the Loan Documents, as applicable, have been duly executed and delivered by it; (v) this Amendment and the Loan Documents, as applicable, constitute its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (vi) it is not in default under the Loan Agreement and no Event of Default or Unmatured Event of Default exists, has occurred or is continuing, and (vii) Lender has fully performed all of its obligations under each of the Loan Documents through the date of this Agreement, and Lender is in full compliance with its obligations under each of the Loan Documents.

7. Expenses of Lender. Borrowers shall pay all reasonable expenses of Lender incurred in connection with this Amendment, including reasonable attorneys fees and expenses.

8. Execution and Counterparts.  This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.

9. Entire Agreement.  This Amendment, together with the other Loan Documents, constitute the entire agreement of the parties in respect of the subject matter described herein.  This Amendment may not be changed or modified except by an agreement in writing signed by the Lender and the Borrowers hereto.

10. Headings.  Section headings used in this Amendment are for reference only and shall not affect the construction of the Amendment.

11. Enforceability.  Except as expressly and specifically set forth herein, the Existing Loan Agreement remains unmodified and in full force and effect.  In the event of any discrepancy between the Existing Loan Agreement and this Amendment, the terms and conditions of this Amendment will control and the Existing Loan Agreement is deemed amended to conform hereto.

                                [SIGNATURES APPEAR ON FOLLOWING PAGES]

Signature Page to
FIRST AMENDMENT TO LOAN AGREEMENT
(Maryland Acquisition Loan)

LENDER:

OHI ASSET III (PA) TRUST

By:	OHI Asset (PA), LLC, a Delaware limited liability company, its sole trustee

By:      Omega Healthcare Investors, a Maryland
 corporation, its sole member

By:           /s/ Daniel J. Booth
Name:      Daniel J. Booth
Title:        Chief Operating Officer

THE STATE OF  MARYLAND                              )
)
COUNTY OF       BALTIMORE                              )

This instrument was acknowledged before me on the 13th day of March, 2009, by Daniel J. Booth, the Chief Operating Officer of Omega Healthcare Investors, Inc., a Maryland corporation, the sole member of OHI Asset (PA), LLC, a Delaware limited liability company, the sole trustee of OHI Asset III (PA) Trust, a Maryland business trust, on behalf of said business trust.

Judith A. Jacobs

Notary Public, Baltimore County, MD
My commission expires: May 12, 2012

Page S- 1 of  S-3

Signature Page to
FIRST AMENDMENT TO LOAN AGREEMENT
(Maryland Acquisition Loan)

BORROWERS:

BEL PRE LEASING CO., LLC
RIDGE (MD) LEASING CO., LLC
MARLBORO LEASING CO., LLC
FAYETTE LEASING CO., LLC
LIBERTY LEASING CO., LLC
HOWARD LEASING CO., LLC
PALL MALL LEASING CO., LLC
WASHINGTON (MD) LEASING CO., LLC
MARYLAND NH ASSET, LLC

By:           /s/ Charles R. Stoltz
Name:                      Charles R. Stoltz
Title:                      CFO and Treasurer

PARENT GUARANTORS:
                           OMG RE HOLDINGS, LLC
                                                                                OMG RE LEASING CO., LLC
OMG ASSET OWNERSHIP, LLC
HEALTH CARE FACILITY MANAGEMENT, LLC
RESIDENT CARE CONSULTING, LLC

By:           /s/ Charles R. Stoltz
Name:       Charles R. Stoltz
Title:         CFO and Treasurer

Page S-2 of S-3

Signature Page to
FIRST AMENDMENT TO LOAN AGREEMENT
(Maryland Acquisition Loan)

STATE OF Ohio                                   )
) ss.
COUNTY OF Hamilton                        )

The foregoing instrument was acknowledged before me this 2nd day of March 2009, by Charles R. Stoltz, who is the CFO and Treasurer of the limited liability companies listed above, on behalf of all such limited liability companies.

Kathleen M. Portman

Notary Public, Hamilton County, Ohio
My commission expires: March 28, 2012

Page S- 3 of  S-3

List of Exhibits to
FIRST AMENDMENT TO LOAN AGREEMENT
(Maryland Acquisition Loan)

EXHIBITS

C           Scheduled Improvements

FIRST AMENDMENT TO LOAN AGREEMENT
(Maryland Acquisition Loan)

EXHIBIT C

SCHEDULED IMPROVEMENTS

Facility	Address	City	ST	Allocation of $3.775M CAP-EX (1)
Bel Pre Health & Rehabilitation Center	2601 Bel Pre Road	Silver Spring	MD	1,050,000.00
Ellicott City Health & Rehabilitation Center	3000 N. Ridge Road	Ellicott City	MD	300,000.00
Forestville Health & Rehabilitation Center	7420 Marlboro Pike	Forestville	MD	425,000.00
Franklin Square Health & Rehabilitation Center (Fayette)	1217 W. Fayette Street	Baltimore	MD	400,000.00
Liberty Heights Health & Rehabilitation Center	4017 Liberty Heights Avenue	Baltimore	MD	300,000.00
Marley Neck Health & Rehabilitation Center	7575 E. Howard Road	Glen Burnie	MD	1,050,000.00
South River Health & Rehabilitation Center	144 Washington Road	Edgewater	MD	250,000.00
		Total		$3,775,000

(1)           Specific improvements, budgets, and plans must be approved prior to the commencement of any improvement.

Exhibit C  – Page 1 of 1